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                                                         EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of AmeriCredit Corp. on Form S-8 (File Nos. 33-41203, 33-48162, 33-56501 and 33-01111) and Form S-3 (File Nos. 33-57517 and 33-52679) of our report dated August 6, 1997, on our audits of the consolidated financial statements of AmeriCredit Corp. as of June 30, 1997 and 1996, and for the three years in the period ended June 30, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.


Fort Worth, Texas
September 26, 1997